                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                     The Empire District Electric Company
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

    (5) Total fee paid:
        ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

    (3) Filing Party:
        ________________________________________________________________________

    (4) Date Filed:
        ________________________________________________________________________

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 Joplin Street
                             Joplin, Missouri 64801


                                                                  March 17, 1995

Dear Stockholder:

   You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:30 a.m., Joplin time, on Wednesday, April 26, 1995 at the John Q. Hammons Convention Center, 3615 South Range Line, Joplin, Missouri.

   At the meeting, stockholders will be asked to elect three persons to the Company's Board of Directors for three-year terms. Stockholders will also be asked to approve the Company's 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan is being proposed because the 1986 Stock Incentive Plan, to which the 1996 Stock Incentive Plan is similar, is expiring. The 1986 Stock Incentive Plan has been an important element in the Company's compensation program and has assisted the Company in maintaining its ability to attract, retain and reward employees who have executive, managerial, supervisory or professional responsibilities.

   Your participation in this meeting either in person or by proxy is important. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy promptly. At the meeting, if you desire to vote in person, you may withdraw your proxy.

                                             Sincerely,


                                             R.L. Lamb
                                             President

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 Joplin Street
                             Joplin, Missouri 64801


                              ____________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ____________________


To the Holders of Common Stock:

   Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company (the "Company") will be held on Wednesday the 26th of April, 1995, at 10:30 A.M., Joplin time, at the John Q. Hammons Convention Center, 3615 South Range Line, Joplin, Missouri, for the following purposes:

   1. To elect three Directors for terms of three years.

   2. To approve the Company's 1996 Stock Incentive Plan.

   3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

   Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

   Holders of Common Stock of record on the books of the Company at the close of business on March 1, 1995 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at the office of the Company, 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

   STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Joplin, Missouri
Dated: March 17, 1995


                                             G.C. Hunter
                                             Secretary-Treasurer

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                              602 Joplin Street
                            Joplin, Missouri 64801

                             _____________________

                               PROXY STATEMENT
                             _____________________

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 26, 1995

   This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company (the "Company"), a Kansas corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 26, 1995, and at any and all adjournments of the meeting.

   A form of proxy is enclosed for execution by stockholders. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of the Company, or a duly executed proxy bearing a later date or voting in person at the meeting.

   A copy of the Annual Report of the Company for the year ended December 31, 1994 has been mailed to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

   The entire cost of the solicitation of proxies will be borne by the Company. Solicitation, commencing on or about March 17, 1995, will be made by use of the mails, telephone, telegraph and by regular employees of the Company without additional compensation therefor. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse such brokers or other persons for their expense in so doing.

   March 1, 1995 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 13,954,629 shares of Common Stock outstanding. Holders of Common Stock will be entitled to one vote per share on all matters presented to the meeting.

   No person to the knowledge of the Company is the beneficial owner of 5% or more of any class of the Company's voting securities.


                           1. ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by such proxies for the election of Mr. V.E. Brill, Mr. R.C. Hartley and Mr. F.E. Jeffries as Class II Directors, all of whom are members of the present Board of Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting with any abstentions being treated as shares not voted.

   While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

   The name, age, principal occupation for the last five years, period of service as a Director of the Company and certain other directorships of each Director of the Company are set forth below.

                               CLASS I DIRECTORS
                             (Terms expire in 1997)

     R.D. Hammons, 61, President and Director of Hammons Products Company (food processing). Director of the Company since 1983.

     J.R. Herschend, 62, Co-owner, co-founder and Chairman of the Board of Directors of Silver Dollar City, Inc. (entertainment attractions). Director of the Company since January 1994. Director of Ozark Mountain Bank, Branson, Missouri; Director of Central Bancompany, Jefferson City, Missouri.

     M.W. McKinney, 50, Executive Vice President of the Company since 1994. Vice President-Customer Services of the Company from 1982 to 1994. Director of the Company since 1991.

     M.M. Posner, 56, President and Principal of Posner McCleary Inc., an international advertising, marketing and communications firm. Director of the Company since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri.


                               CLASS II DIRECTORS
                  (Terms expire in 1995, nominees for election at the Annual Meeting of Stockholders for terms to expire in 1998)

     V.E. Brill, 53, Vice President-Finance of the Company. Director of the Company since 1989.

     R.C. Hartley, 47, President of The Hartley Agency (independent insurance agency); Chairman and Vice President of Kansas Information Consortium, Inc. (network manager of the Information Network of Kansas). Director of the Company since 1988.

     F.E. Jeffries, 64, President, Chief Executive Officer and Director of Duff & Phelps Corporation (financial services firm). Director of the Company since 1984. Director of Duff & Phelps Utilities Income Inc., Chicago, Illinois; Duff & Phelps Utilities Tax-Free Income Inc., Chicago, Illinois; Duff & Phelps Utility and Corporate Bond Trust Inc., Chicago, Illinois.


                              CLASS III DIRECTORS
                             (Terms expire in 1996)

     M.F. Chubb, Jr., 61, Senior Vice President of Eagle-Picher Industries Inc. (diversified industrial products). Director of the Company since 1991. Director of Eagle-Picher Industries Inc., Cincinnati, Ohio. On January 7, 1991, Eagle-Picher Industries Inc. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, at which time Mr. Chubb was serving as Senior Vice President and Director.

     R.L.  Lamb,  62,  President of the Company.  Director of the Company  since
1978.

     R.E. Mayes, 60, Chairman, President and Chief Executive Officer of Carmar Group (underground storage). Director of the Company since 1991. Director of United Missouri Bancshares, Kansas City, Missouri.

Director Compensation

     Each Director of the Company who is not an officer or full-time employee of the Company is paid a monthly retainer for his or her services as a Director at a rate of $10,500 per annum. In addition, a fee of $600 is paid to each such Director for each regular meeting or any special meeting of Directors and for each meeting of a Committee of the Board (the chairman of each Committee receives an additional $100 for each such Committee meeting) which such Director attends in person. During 1994, the Board of Directors held five meetings. The Company's 1986 Stock Incentive Plan permits Directors of the Company to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services as such under the terms of the Company's Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

Committees of the Board of Directors

     The Company has an Audit Committee of the Board of Directors. The Audit Committee reviews with the Company's independent auditors the scope and results of their auditing procedures, meets with the Company's internal auditors regarding internal auditing procedures and establishes procedures to assure the adequacy of the accounting practices and internal controls of the Company. The Audit Committee held two meetings during 1994. The members of the Audit Committee are Messrs. Chubb, Hartley and Jeffries and Mrs. Posner.

     The Company has a Compensation Committee of the Board of Directors. The Compensation Committee fixes the compensation of each of the senior officers of the Company and administers certain of the Company's employee benefit plans. The Committee held two meetings during 1994. The members of the Compensation Committee are Messrs. Herschend, Jeffries and Mayes and Mrs. Posner.

     The Company has a Nominating Committee of the Board of Directors which meets to suggest to the Board nominees to fill vacancies on the Board of Directors when they occur. The Committee met two times in 1994. The members of the Nominating Committee are Messrs. Chubb, Hammons, Herschend and Mayes. The Nominating Committee will consider nominees recommended by stockholders for election to the Board of Directors. Recommendations of nominees for election should be submitted in writing to the Secretary-Treasurer of the Company.

Stock Ownership of Directors and Officers

     The following table shows information with respect to the number of shares of Common Stock of the Company beneficially owned as of March 1, 1995 by the Chief Executive Officer, the four other most highly compensated executive officers of the Company, each Director and the Directors and executive officers of the Company, as a group. The shares reported as beneficially owned include
(a) shares owned by certain relatives with whom the Directors or officers are presumed for proxy statement reporting purposes to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain employee benefit plans of the Company.


                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
              NAME                  POSITION                         OWNED
        ----------------  -----------------------------       ------------------

       R.L. Lamb ........  President                                 15,350
       M.W. McKinney ....  Executive Vice President                  13,606
       V.E. Brill........  Vice President-Finance                     5,147
       D.A. Vice.........  Vice President-Transmission  and          13,473
                             Distribution
       R.B. Fancher .....  Vice President-Corporate Services            927
       M.F. Chubb, Jr....  Director                                     995
       R.D. Hammons .....  Director                                   2,336
       R.C. Hartley .....  Director                                   4,691*
       J.R. Herschend ...  Director                                   1,500
       F.E. Jeffries ....  Director                                  10,665
       R.E. Mayes........  Director                                   1,000
       M.M. Posner.......  Director                                  10,800
       Directors and executive officers, as a group.......          107,898

_________________

   * Mr. Hartley also beneficially owns 2,000 shares of the Company's 8 1/8 % Cumulative Preferred Stock.

No Director or officer owns more than 0.5% of the outstanding shares of the Company's Common Stock or 8 1/8 % Cumulative Preferred Stock. No Director or officer owns any shares of the Company's 5% Cumulative Preferred Stock or 4 3/4 % Cumulative Preferred Stock. The Directors and executive officers as a group own less than 1% of the outstanding shares of the Company's Common Stock and of its 8 1/8 % Cumulative Preferred Stock.


                          2. EXECUTIVE COMPENSATION

   Set forth below is information concerning the various forms of compensation of each person who was at December 31, 1994 (i) the Chief Executive Officer of the Company or (ii) one of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer.


                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                     ANNUAL COMPENSATION               AWARDS
                              -----------------------------------  -------------
                                                                    RESTRICTED   ALL OTHER
     NAME AND                                        OTHER ANNUAL     STOCK      COMPEN-
PRINCIPAL POSITION    YEAR     SALARY      BONUS     COMPENSATION   AWARD(S)(1)  SATION(2)
- -------------------  ------- ----------- ---------- --------------  -----------  ---------

R.L. Lamb .........  1994    $208,000    $11,341    $   91         $11,332        $4,308
President..........  1993     200,500      4,808       835           4,816         4,455
                     1992     191,500     18,002       --           18,000         3,870
M.W. McKinney......  1994     114,500      2,691       143           2,686         3,210
Executive Vice.....  1993     107,000      1,397       930           1,385
President .........  1992     101,000      5,344       --            5,362         2,975
V.E. Brill.........  1994     109,000      2,612       212           2,620         3,749
Vice President-- ..  1993     104,500      1,352       --            1,365         3,430
Finance............  1992     100,000      5,305       180           5,296         3,268
D.A. Vice..........  1994     102,000      2,440       184           2,456         3,918
Vice President-- ..  1993      98,000      1,280       --            1,268         3,539
Transmission and ..  1992      93,000      4,914        82           4,940         3,104
Distribution ......
R.B. Fancher.......  1994      98,000      2,346     1,228           2,358         3,360
Vice President-- ..  1993      94,500      1,229       --            1,229           --
Corporate..........  1992      90,000      4,779       --            4,762           --
Services...........

_______________

   (1) As of December 31, 1994, Messrs. Lamb, McKinney, Brill, Vice and Fancher had been awarded 2,045, 602, 595, 552 and 536 shares, respectively, of unvested restricted stock which on such date had values of $32,720, $9,632, $9,520, $8,832 and $8,576, respectively and of which 692, 164,
       160, 150 and 144 shares, respectively, were awarded for 1994. Dividend equivalents are paid on such shares. All of the foregoing shares were awarded pursuant to the Company's 1986 Stock Incentive Plan.

   (2) Includes: (a) Company matching contributions under the Company's 401(k) Retirement Plan in the amounts of $1,500, $3,435, $3,270, $3,060 and $2,940 for Messrs. Lamb, McKinney, Brill, Vice and Fancher, respectively, and (b) Company payments of premiums for term life insurance in 1994 on behalf of Messrs. Lamb, McKinney, Brill, Vice and Fancher in the amounts of $2,808, $138, $479, $858 and $420, respectively.

Retirement Plans

   The Company maintains a Retirement Plan covering substantially all employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") which covers officers of the Company who are participants in the Retirement Plan. The SERP is intended to provide benefits which, except for the application of the limits of Section 415 and Section 401(a)(17) of the Code, would have been payable under the Retirement Plan. The SERP is not qualified under the Code and benefits payable thereunder are paid out of the general funds of the Company.

   The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on an assumed final rate of compensation and retirement at normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement.


                              PENSION PLAN TABLE

                                      YEARS OF CREDITED SERVICE(b)
AVERAGE ANNUAL    ---------------------------------------------------------------------
  EARNINGS(a)      15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
- ----------------  ---------- ---------- ----------- ----------- ----------- -----------

$100,000........  $22,925    $30,550    $38,200     $ 45,850    $ 53,475    $ 61,600
 125,000........   29,025     38,675     48,350       58,025      67,700      77,850
 150,000........   35,100     46,800     58,500       70,200      81,925      94,100
 175,000........   41,200     54,925     68,675       82,400      96,125     110,350
 200,000........   47,300     63,050     78,825       94,575     110,350     120,000
 225,000........   53,375     71,175     88,975      106,775     120,000     120,000
 250,000........   59,475     79,300     99,125      118,950     120,000     120,000
__________________

   (a) "Average Annual Earnings" is the average annual compensation over the five consecutive years within the ten year period prior to termination of employment which produces the highest average. The compensation used to calculate such average for a salaried employee is the aggregate of the employee's annual compensation which generally corresponds with the employee's salary and incentive compensation. The earnings of Messrs.
       Lamb, McKinney, Brill, Vice and Fancher covered by the plans correspond substantially to such amounts shown for them in the Summary Compensation
       Table.

   (b) As of December 31, 1994, Messrs. Lamb, McKinney,  Brill, Vice and Fancher
       had  accrued   37,  27,  32,  29  and  22  Years  of  Credited   Service,
       respectively, under the Retirement Plans.

Severance Pay Plan

   The Company has a severance pay plan (the "Severance Plan") which provides certain key employees with severance benefits following a change in control of the Company. A change in control generally includes: (i) certain events relating to the continued existence of the Company in its current form; (ii) an acquisition by any person of 10% or more of the securities entitled to vote in the election of directors or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. Certain executive officers and senior managers of the Company have been selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan which are automatically extended for one-year terms unless the Company has given prior notice of termination.

   A participant in the Severance Plan is entitled to receive certain benefits in the event of certain involuntary terminations of employment occurring within three years after a change in control, or a voluntary termination of employment occurring between twelve and eighteen months after a change in control. A senior officer participant would be entitled to receive benefits of between two and three times such participant's annual compensation, as determined by the Board of Directors and set forth in the applicable agreement. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with the Company. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and other employee benefit plans of the Company in existence at the time of the change in control.

Compensation Committee Report On Executive Compensation

   The Company's executive compensation policies are designed to enable the Company to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the Company's financial performance. The linkage between compensation and Company performance is accomplished by dividing executive compensation into two components: a base salary that is set at the beginning of the year and incentive compensation that is determined at the end of the year based on the extent to which the Company achieved specific, predetermined goals over a five-year period. Depending on the extent to which these goals are met, the Company's senior executives can earn total compensation which is above, at or below the level of senior executive compensation at comparable electric utilities.

   At the beginning of each year, the Committee determines a target total compensation amount for each senior executive, including the President. The Committee sets this amount at the mid-point of the range of total compensation paid to executives in comparable positions at other utilities. The resulting amount is adjusted for each senior officer to reflect the officer's experience and performance. The Committee uses two industry surveys, one prepared by a national industry association and the other prepared by a management consulting firm, to assist it in determining the mid-point amount. A greater number of companies are included in these two surveys than are included in the S&P Utility Index used in the Performance Chart. The companies included in the surveys are, for the most part, either electric or electric and gas utilities.

   The Company's total compensation package for senior executives, including the President, has an incentive compensation component. Executives can earn incentive compensation in years when the Company's performance in certain areas over a five-year period ending at the end of the year in question meets certain goals. In 1994, the areas in which Company performance was measured in determining incentive compensation and the relative weighting of each area were:
(1) the Company's return on common equity compared to that of all other electric utilities reported in an industry survey of approximately 170 electric and gas utilities (35%), (2) the five-year compound rate of growth in the Company's dividends per share, adjusted to reflect the percentage of the Company's earnings paid out in dividends (25%), (3) reduction of controllable expenses over a five-year period (20%) and (4) reduction of fuel and purchase power expenses over a five-year period (20%).

   In each of these four areas, three performance levels, "threshold," "par" and "maximum," are set at the beginning of the year. For executives to receive any incentive compensation based on the Company's performance in an area, the Company must achieve at least the "threshold" level of performance. Greater incentive compensation is payable if the Company achieves the "par" or "maximum" performance levels. If the Company were to achieve the par level objective in each of the four performance areas, each senior executive would receive incentive compensation which, when added to base salary, would equal the individual's target total compensation. In 1994, the Company met the "par" level of performance for reduction of controllable expenses and the "threshold" level of performance for return on equity. During 1993, the Company was more dependent than normal on purchased power and generation from higher cost units as a result of flood-related outages at two of its plants and reduced deliveries of low-cost western coal as a result of flooding in the Midwest. Because of the flooding and certain other planned outages at neighboring utilities, purchased power was more costly than had been expected. This greater than normal level of dependence on purchased power and higher cost units in 1993 resulted in the Company failing to meet the threshold level of performance for reduction of fuel and purchased power expenses or for dividend growth in 1994.

   Regardless of the extent to which the four performance criteria are met in any year, no incentive compensation is payable in any year in which the Company does not pay dividends per share of Common Stock at least equal to the dividends per share paid in the preceding year. In 1994, the dividends paid on each share of the Company's Common Stock were equal to those paid in 1993.

   The Company's incentive compensation policy also seeks to encourage senior executives to hold down the Company's electric rates so that the Company can remain competitive with alternate energy suppliers by adjusting incentive compensation otherwise payable to reflect the level of the Company's residential electric rates compared to those of the 11 other investor owned electric utilities in the Company's geographic area. The adjustment ranges from a 10% increase in incentive compensation if the Company has the lowest rates in the comparison group to elimination of incentive compensation if the Company is one of the four companies in the comparison group with the highest rates. In 1994, Empire had the lowest retail electric rates of those 12 utilities, which resulted in a 10% increase in incentive compensation.

   Incentive compensation is typically paid one half in cash at the end of the year and one half in Common Stock. The Common Stock portion of incentive compensation is restricted stock awarded under the Company's 1986 Stock
Incentive Plan. That stock generally is not issued unless the recipient continues to be employed by the Company for three years after the stock is awarded. The three-year vesting period is intended to encourage continuity among the Company's senior executives. In addition, by increasing the stock ownership of senior management, it is hoped that these individuals will have an even greater incentive to advance the interests of the Company's stockholders.

   The President's compensation is determined in the same manner as the compensation for the other senior executives. In 1994, the President's compensation was increased 3.7% above 1993 levels, reflecting the Company's efforts to ensure commercial operation by mid-1995 of the first combustion turbine unit at the Company's new Stateline Power Plant, its efforts in determining the sources of its anticipated future capacity needs and its implementation of a program to improve internal communications and thereby improve service to the Company's customers. In setting the President's 1994 target total compensation, the Committee also took into account the President's involvement in local economic development activities and his membership on the board of directors of two industry organizations. The President's incentive compensation is based on the same factors as the incentive compensation of the other senior executive officers, although a greater percentage of the President's target total compensation is comprised of incentive compensation. As a result of the level of attainment of the Company's performance goals, the sum of Mr. Lamb's base salary and his incentive compensation for 1994 was approximately 89% of his target total compensation.

   Based on the Company's current level of executive compensation, the Committee does not believe it necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.


F.E. Jeffries, Chairman
J.R. Herschend
R.E. Mayes
M.M. Posner


Comparison of Stockholder Returns

   Set forth below is a graph indicating the value at the end of the specified years of a $100 investment made on December 31, 1989 in Company Common Stock and similar investments made in the securities of the companies in the Standard & Poor's 500 Composite Index ("S&P 500 Index") and the Standard & Poor's Electric Companies Index ("S&P Electric Co's Index"). The graph assumes that dividends were reinvested when received.

                                    [GRAPH]

             The Empire District     S&P 500     S&P Electric Co's
              Electric Company        Index            Index
             -------------------     -------     ------------------

     1989           100.00            100.00           100.00
     1990           109.97             96.89           102.61
     1991           178.10            126.42           133.58
     1992           167.48            136.05           141.43
     1993           173.02            149.76           159.26
     1994           143.62            151.74           138.44


Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of the Company's equity securities. Securities and Exchange Commission regulations require that Directors and executive officers furnish to the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all its officers and directors complied with applicable
Section 16(a) filing requirements, except that due to a misunderstanding regarding the application of the Section 16(a) reporting rules, upon becoming a Director of the Company, Mr. Herschend inadvertently filed his Form 3 report late.

                   3. APPROVAL OF 1996 STOCK INCENTIVE PLAN

   The Company currently maintains its 1986 Stock Incentive Plan (the "1986 Plan") which was approved by the stockholders of the Company in 1986 and which was designed to enable qualified executive, managerial, supervisory and professional personnel and directors of the Company to acquire or increase their ownership of Common Stock on reasonable terms. The opportunity so provided was intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future. The 1986 Plan expires in January 1996. The Board of Directors believes that the 1986 Plan has helped the Company achieve these goals and accordingly has adopted the 1996 Stock Incentive Plan (the "Plan"), which is similar to the 1986 Plan, and is submitting the Plan for stockholder approval.

   The following summary of the material features of the Plan is subject in all respects to the complete text of the Plan. All terms used herein which are defined in the Plan are used herein as so defined.

Administration

   The Plan is to be administered by the members of the Compensation Committee (the "Committee") of the Board of Directors who are "disinterested persons" as defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934, except that the Secretary of the Company is to administer the portion of the Plan under which non-employee Directors may elect to receive Common Stock in lieu of cash remuneration for services as a Director. Subject to the provisions of the Plan, the Committee's powers include, but are not limited to, determining the employees of the Company and any subsidiaries to whom awards shall be granted, and fixing the size, terms and timing of all awards.

Eligibility

   The Committee may select as a participant in the Plan any qualified executive, managerial, supervisory or professional employees, including officers, of the Company or any subsidiary. A Director who is not an employee is not eligible to receive awards under the Plan. Awards may be made to eligible employees whether or not they have received prior awards under the Plan or under any other plan, and whether or not they are participants in other benefit plans of the Company. The persons to whom awards will be granted during the term of the Plan and the positions they hold, or the type of award or number of shares to be covered by any such awards if the Plan is approved by the stockholders of the Company, have not yet been determined and it is not anticipated that any such determination will be made prior to such approval. Therefore, it is not possible to state in advance the number or type of awards to be made or the identities of grantees under the Plan in the future. However, the Plan is similar in operation to the 1986 Plan, under which Messrs. Lamb, McKinney, Brill, Vice and Fancher received in 1994 the awards set forth in the Summary Compensation Table. In 1994, all current executive officers as a group and all employees, including all current officers who are not executive officers, as a group, received in the aggregate under the 1986 Plan awards of 1,575 and 0 shares, respectively, having values of $25,791 and $0, respectively. Directors who are not executive officers are not eligible for awards under the 1986 Plan and accordingly such Directors received no awards under that plan in 1994.

Types of Awards

   The Plan permits two types of grants: grants of stock options ("Options") which can be either incentive stock options ("ISOs"), as defined in the Code, or non-qualified options, which do not meet the requirements of ISOs, and grants of restricted stock ("Restricted Stock Awards"). The Committee may provide that grants may be transferred to immediate family members or entities for the benefit of such persons; otherwise, grants are not transferrable except by will or by the laws of descent and distribution.

      Stock Options. A stock option is the right to purchase, in the future, shares of Common Stock at a set price. Under the Plan, the purchase price of shares subject to any Option must be at least 100% of the Fair Market Value of the shares on the date of grant. Fair Market Value is defined as the mean between the high and low prices of the Common Stock on the day the grant is made.

      The maximum term of any Option is ten years from the date the Option was granted. The Committee can fix a shorter period, and can impose such other terms and conditions on the grant of Options as it chooses, consistent with applicable laws and regulations, including the Code requirements discussed below.

      Restricted Stock Awards. A Restricted Stock Award is the grant of a right to receive Common Stock, either immediately or on a future date upon certain conditions, which may restrict transfer of the shares received and affect the timing of the realization of tax consequences on the transaction. The Committee may also allow the grantee to receive a credit equal to the dividends payable on the restricted shares awarded to the grantee but not yet delivered to him and may provide for the payment of such amounts currently or at the time the related shares are distributed.

      Options granted under the Plan are not exercisable until one year after they are granted, and the restrictions attached to Restricted Stock Awards may not expire until at least one year after the award is granted. The Committee may, however, provide for the earlier exercise of Options and the earlier lapse of restrictions on Restricted Stock Awards in the event of a change in control of the Company. Similar provisions may be made in the case of death or disability and, within certain limits, on retirement or other terminations.

      Share Delivery in Lieu of Cash Incentive Awards. The Plan also provides that an employee (other than certain senior officers) otherwise eligible for a grant or an award under the Plan may, at the time such employee is eligible to receive a cash payment under any other management bonus or incentive plan of the Company (a "Cash Payment") applicable to such employee, make application to the Committee requesting the delivery of Common Stock in lieu of all or a portion of such Cash Payment.

      Any senior officer otherwise eligible for an award under the Plan who is eligible to receive a Cash Payment may elect to receive Common Stock available under the Plan in lieu of all or any portion of future Cash Payments.

      The number of shares so delivered in either case will be equivalent in dollar value to that of the Cash Payment which would otherwise have been made, determined on the basis of the fair market value of the shares on the date of the share delivery.

      Share Delivery in Lieu of Directors Fees. The Plan also provides that a Director may elect to receive Common Stock under the Plan in lieu of all or any portion of future cash payments for services rendered as a Director.

Shares Available

   The maximum number of shares of Common Stock which may be used in connection with awards under the Plan or share deliveries as described above is 650,000. The shares so used may be shares held in the treasury, however acquired, or shares which are authorized but unissued. Any change in the number of outstanding shares of the Company occurring through stock splits, combination of shares, recapitalization or stock dividends after the adoption of the Plan shall be appropriately reflected by the Committee through an increase or decrease in the aggregate number of shares then available for the grant of awards under the Plan or share deliveries as described above, or to become available through the termination, surrender or lapse of awards previously granted and in the number of shares subject to Restricted Stock Awards then outstanding; and appropriate adjustments shall be made by the Committee in the per share option price and/or number of shares subject to the Option as to any outstanding Options. No fractional shares shall result from such adjustments. Similar adjustments shall be made in the event of distribution of other securities in respect of outstanding shares or in the event of a reorganization, merger, consolidation or any other change in the corporate structure or shares of the Company, if and to the extent that the Committee deems such adjustments appropriate.

   Any shares subject to Options which lapse unexercised and any shares forming part of a Restricted Stock Award which do not vest in the grantee shall once again be available for grant of awards and share deliveries. Shares delivered in lieu of cash payments are also considered to have been used by the Plan and are not available for further awards or such delivery.

Duration of the Plan

   No awards may be granted under the Plan after December 31, 2005, although the terms of any award may be amended at any time prior to the expiration of the award in accordance with the Plan.

Exercise of Options and Purchase Price

   Upon the exercise of an Option the optionee must deliver to the Company the full purchase price of the shares represented by the Option being exercised. Such purchase price can be paid either in cash or Common Stock having a then Fair Market Value equivalent to the purchase price, or any combination thereof.

Termination, Suspension or Modification

   The Board may at any time terminate, suspend or modify the Plan, but to the extent required by applicable law, no member of the Board who is an officer or employee of the Company or a subsidiary may vote on any matter relating to his or her own individual interest thereunder. Stockholder approval is required, however, for any change which increases the aggregate number of shares for which Options or Restricted Stock Awards may be granted and which may be the subject of share deliveries; lowers the minimum Option price; lengthens the maximum period during which an Option may be exercised; renders any member of the Committee eligible to receive an award while serving thereon; changes the class of employees eligible to receive awards; extends the period of time during which awards may be granted; removes the restriction prohibiting any member of the Board who is an officer or employee of the Company or any subsidiary from voting on any proposed amendment to the Plan or on any matter relating to his own individual interest under the Plan if applicable law so requires; or otherwise materially increases the benefits accruing to grantees or their successors under the Plan. No termination, suspension or modification of the Plan may adversely affect any right acquired by any grantee under an Option or Restricted Stock Award previously granted, without the grantee's consent. Adjustments for changes in capitalization or corporate transactions as described above shall not be deemed to adversely affect any such right.

Other Considerations

   Certain features of the Plan, including the right to make awards immediately exercisable in the event of a change in control of the Company and adjustments for changes in capitalization and corporate transactions, may have the effect of making acquisition of control of the Company more difficult.

Other Actions

   Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of all or any part of the business or assets of any person, firm, corporation, association or other entity.

Federal Tax Consequences

   Awards of Options under the Plan may be either ISOs or non-qualified stock options. An Option designated as an ISO is intended to qualify as such under
Section 422 of the Internal Revenue Code. The aggregate Fair Market Value, determined at the time of grant, of the shares with respect to which ISOs become exercisable for the first time by any one individual during any calendar year may not exceed $100,000. Non-qualified stock options are not subject to the requirements of Section 422 of the Internal Revenue Code.

   A participant does not realize income for federal income tax purposes as a result of (i) the grant of an ISO or (ii) the exercise of an ISO, if the participant does not dispose of the acquired stock within the period ending on the later of two years from the date of grant or one year from the date of exercise of the Option. (However, the amount by which the fair market value of the stock at the time of exercise exceeds the Option price constitutes an item of adjustment for alternative minimum tax purposes.) If the optionee of an ISO disposes of the stock acquired thereunder after the expiration of the required holding period (later of two years from date of grant of the Option or one year from the date of exercise), any gain or loss realized is treated as long-term capital gain or loss. The Company is not entitled to a federal income tax deduction upon the grant or exercise of an ISO. If the optionee of an ISO disposes of the stock acquired thereunder prior to the expiration of the required holding period (later of two years from the date of grant of the Option or one year from the date of exercise) the optionee generally realizes ordinary taxable income in the year of disposition in an amount equal to the excess of the fair market value of the stock at the time of exercise (or, if less, the amount realized on the sale) over the Option price, and the same amount is then deductible by the Company; any additional gain on the sale is long-term or short-term capital gain (depending on the holding period) and not deductible by the Company.

   Similarly, a participant realizes no income as a result of the grant of a non-qualified stock option. However, a participant generally realizes ordinary income upon the exercise of a non-qualified stock option, equal to the excess of the fair market value of the stock at the time of exercise over the Option price. Officers and Directors subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") are subject to different rules which are discussed below. The Company is not entitled to a federal income tax deduction upon the grant of a non-qualified stock option, but upon its exercise (or, if applicable, at the later date described below in the case of an officer or Director subject to Section 16(b)) an amount corresponding to the participant's taxable income becomes deductible by the Company.

   In the event Common Stock is delivered in lieu of cash payments, the fair market value of the shares of Common Stock so received will be taxable to the employee or Director as ordinary income. The tax basis of any shares so received will be their fair market value on the date of their receipt.

   The discussion above of the tax treatment of non-qualified stock options is applicable to a participant who is subject to Section 16(b) only if the non-qualified stock option was granted at least six months before the date of exercise and the option is not out-of-the-money at the time of exercise. If the non-qualified stock option was granted less than six months before the date of exercise, then the taxable event for the participant will generally be deferred until the date which is six months after the date of grant (with the taxable amount based on the excess of the fair market value of the Common Stock at that time over the Option price), unless the participant elects to be taxed at the date of exercise pursuant to Section 83(b) of the Code. If the option is out-of-the-money at the time of exercise, then the taxable event for the participant will generally be deferred until the date which is six months after the date of exercise (with the taxable amount based on the excess of the fair market value of the Common Stock at that time over the Option price), unless the participant elects to be taxed at the date of exercise pursuant to Section 83(b) of the Code. The Internal Revenue Service has not issued guidance on the interaction of the Code and the current rules under Section 16(b). Accordingly, it is possible that future guidance from the Internal Revenue Service could affect the timing of the taxable event for a participant subject to Section 16(b).

   Under the Code, the federal income tax consequences with respect to a Restricted Stock Award depend on the facts and circumstances of the Restricted Stock Award; and, in particular, the nature of the restrictions imposed with respect to the shares which are the subject of the Restricted Stock Award. In general, if the shares which are the subject of the Restricted Stock Award are subject to a "substantial risk of forfeiture" (including the existence of the six-month restriction imposed by Section 16(b) in the case of an officer or director or if rights to ownership of the shares are conditioned upon the future performance of substantial services by the grantee) a taxable event occurs only when the risk of forfeiture ceases and not before. At such time, the grantee will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture terminates over the grantee's cost for such shares (if any), and the same amount is then deductible by the Company. Under certain circumstances, the grantee, by making an election under Code Section 83(b), can accelerate the taxable event with respect to the shares, in which event the ordinary income amount and the Company's deduction will be measured and timed as of the date the shares is deemed for Section 83(b) purposes to have been transferred to the grantee. If the restrictions with respect to shares which are the subject of a Restricted Stock Award, by their nature, do not subject the grantee to a "substantial risk of forfeiture" of the shares, then the grantee will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the grantee's cost therefor, if any, and the same amount is then deductible by the Company. The Company's deductions for compensation paid under the Plan are in all cases subject to the requirement of reasonableness.

   The foregoing is only a summary of the principal tax consequences to the Company and grantees from the grant of awards under the Plan.

   The Board of Directors recommends that you vote FOR this proposal. The affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the annual meeting is required for approval of the Plan. Shares which abstain will have the same effect as votes against the Plan.

                                4. OTHER MATTERS

   Price Waterhouse LLP has been the Company's independent auditors since 1992. Representatives of Price Waterhouse LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask and such representatives will have an opportunity to make a statement at the meeting.

   The Company knows of no other matter to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                            5. STOCKHOLDER PROPOSALS

   The Company will not consider including a stockholder's proposal for action at its 1996 Annual Meeting in the proxy material to be mailed to its stockholders in connection with such meeting unless such proposal is received at the principal office of the Company no later than November 18, 1995.

Dated: March 17, 1995

                           _________________________

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A




                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                           1996 STOCK INCENTIVE PLAN

1.   Purpose

     The Empire District Electric Company 1996 Stock Incentive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel and directors of The Empire District Electric Company to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.   Definitions

     When used herein, the following terms shall have the meaning set forth below:

     2.1. "Award" shall mean an Option or a Restricted Stock Award.

     2.2. "Board" means the Board of Directors of The Empire District Electric Company.

     2.3. "Committee" means the members of the Board's Compensation Committee who are "disinterested persons" as defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934.

     2.4. "Code" means the Internal Revenue Code of 1986, as amended.

     2.5. "Company" means The Empire District Electric Company, a Kansas corporation.

     2.6. "Fair Market Value" means with respect to the Company's Shares the mean between the high and low prices of Shares on the New York Stock Exchange Composite Tape on the day on which an Award is granted (or Shares are delivered in lieu of current cash compensation as permitted by the Plan) or, if there should be no sale on that date, on the next preceding day on which there was a sale.

     2.7. "Grantee" means a person to whom an Award is made.

     2.8. "Incentive Stock Option" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Section 422 of the Code and applicable regulations.

     2.9. "Non-Qualified Stock Option" or "NQSO" means an Option awarded under the Plan other than an ISO.

     2.10. "Option" means the right to purchase a number of Shares, at a price, for a term, under conditions, and for cash or other consideration fixed by the Committee and expressed in the written instrument evidencing the Option. An Option may be either an ISO or NQSO.

     2.11. "Plan" means the Company's 1996 Stock Incentive Plan.

     2.12. "Restricted Stock Award" means the grant of a right to receive a number of Shares at a time or times fixed by the Committee in accordance with the Plan and subject to such limitations and restrictions as the Plan and the Committee (as expressed in the written instrument evidencing the Restricted Stock Award) impose.

     2.13. "Right of First Refusal" means the right which may be given to the Company pursuant to Section 7.4 hereof to purchase Shares received pursuant to Awards under the Plan at their then Fair Market Value, in the event the holder of such Shares desires to sell the Shares to any other person. This right, if so given, shall apply under terms and conditions established by the Committee at the time of the Award and included in the written instrument evidencing the Award, and shall apply to sales by the Grantee or the Grantee's guardian, legal representative, joint tenant, tenant in common, heirs or Successors.

     2.14. "Shares" means shares of the Company's common stock, par value $1.00 per share, or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

     2.15. "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest except that with respect to an ISO the term "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

     2.16. "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee,as provided in accordance with Section 9 hereof, or by reason of a transfer permitted pursuant to Section 8 hereof.

     2.17. "Term" means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

3.   Administration of the Plan

     3.1. The Plan (other than the portion thereof described in Section 3.7) shall be administered by the Committee.

     3.2. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

          (i) the employees of the Company and its Subsidiaries to whom Awards shall be granted;

          (ii) the number of Shares to be covered by each Award;

          (iii) the price to be paid for the Shares upon the exercise of each Option;

          (iv) the Term within which each Option may be exercised;

          (v) the terms and conditions of each Option, which may include provisions for payment of the option price in Shares at the Fair Market Value of such Shares on the day of their delivery for such purpose;

          (vi) the restrictions on transfer and forfeiture conditions with respect to a Restricted Stock Award; and

          (vii) any other terms and conditions of the Award.


Awards shall be made by the Committee.

     3.3. The Committee may construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions therefrom. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Grantees, and any other person claiming under or through any Grantee.

     3.4. The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by a majority of the members of the Committee at the time in office shall be fully as effective as if it has been made at a meeting duly called and held. The
Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business and the administration of the Plan as it shall deem advisable.

     3.5. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee is hereby specifically declared to constitute service as a Director of the Company, to the end that the members of the Committee shall, in respect of their acts and omissions as such, be entitled to indemnification and reimbursement as Directors of the Company pursuant to its Bylaws and to the benefits of any insurance policy maintained by the Company providing coverage with respect to acts or omissions of Directors of the Company.

     3.6. The Committee shall regularly inform the Board as to its actions under the Plan in such manner, at such times, and in such form as the Board may request.

     3.7. Anything in the Plan to the contrary notwithstanding, the foregoing provisions of this Section 3 shall not apply to the portion of the Plan relating to Directors who are not employees of the Company or any of its Subsidiaries and who have the right to elect to receive Shares in lieu of cash Remuneration pursuant to Section 19.3. Such portion of the Plan shall instead be administered by the Secretary of the Company. Since the receipt of Shares by any such non-employee Director of the Company is based on elections by such Director, this administrative function shall be limited to matters of interpretation and administrative oversight.

4.  Eligibility

     Awards may be made under the Plan only to the class of employees of the Company or of a Subsidiary, including officers, consisting of those employees who have executive, managerial, supervisory or professional responsibilities. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any other plan, and whether or not they are participants in other benefit plans of the Company.

5.  Shares Subject to Plan

     The maximum number of Shares which may be used in connection with Awards or Share deliveries under the Plan is 650,000. The Shares so used may be Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to Options which lapse unexercised and any Shares forming part of a Restricted Stock Award which do not vest in the Grantee shall once again be available for grant of Awards or delivery under Section 19.

6.  Granting of Options

     6.1. Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

     6.2. No individual may be granted Options intended to qualify as ISOs under the Plan and all other incentive stock option plans of the Company (and its parent or subsidiary corporation, if any, within the meaning of Section 424 of the Code) which are exercisable for the first time during any calendar year with respect to Shares having an aggregate Fair Market Value (determined as of the time the Option is granted) greater than $100,000. To the extent that Options granted to an individual exceed the limitation set forth in the preceding sentence, the later-granted of such Options shall be treated as NQSOs. No ISO shall be granted to an individual who, at the time the ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employee's employer corporation or of its parent or subsidiary corporation unless, at the time the ISO is granted, the option price is at least 110 percent of the Fair Market Value of the stock subject to the ISO, and the ISO by its terms is not exercisable after the expiration of five years from the date the ISO is granted.

     6.3. The purchase price of each Share subject to an Option shall be fixed by the Committee, but shall not be less than the greater of the par value of the Share or 100% of the Fair Market Value of the Share on the date the Option is granted.

     6.4. Each Option shall expire and all rights to purchase Shares thereunder shall terminate on the date fixed by the Committee and expressed in the written instrument evidencing the Option, which date shall not be after the expiration of ten years from the date the Option is granted.

     6.5. Subject to the terms of the Plan, each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee and expressed in the written instrument evidencing the Option. Except to the extent otherwise provided in or pursuant to Sections 9 and 10, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

     6.6. Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares issuable upon exercise of the Option subject to a Right of First Refusal for any period of time designated by the Committee in the written instrument evidencing the Award.

7.  Restricted Stock Awards

     7.1. Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.

     7.2. The number of Shares covered thereby and other terms and conditions of any such Restricted Stock Award, including the period for which and the conditions on which the Shares included in the Award will be subject to forfeiture and restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee and expressed in the written instrument evidencing the Award. Except as provided in or pursuant to Sections 9 and 10, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date on which the Award was granted.

     7.3. The Committee may establish and express in the written instrument evidencing the Award terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a payment equivalent to any dividend payable with respect to the number of Shares which, as of the record date for which dividends are payable, has been awarded to him but not delivered to him. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are as yet undelivered pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, all as the Committee shall determine and express in the written instrument evidencing the Award. Any arrangement for the payment of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

     7.4. Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time designated by the Committee and expressed in the written instrument evidencing the Award.

8.  Non-Transferability of Rights

     Except as otherwise provided in the next sentence of this Section 8, no Option and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each Option may be exercised during the lifetime of the Grantee only by him; and the written instrument evidencing each Option and each Restricted Stock Award shall so state. The Committee may in its discretion, on such terms and conditions as it shall establish, permit an Option or Restricted Stock Award to be transferred to a member or members of the Grantee's immediate family, or to a trust for the benefit of such immediate family members or a partnership in which such immediate family members are the only partners. For purposes of this provision, a Grantee's immediate family shall mean the Grantee's spouse, children and grandchildren.

9.  Death or Termination of Employment

     9.1. Subject to the provisions of the Plan, the Committee may make and include in the written instrument evidencing an Option such provisions concerning exercise or lapse of the Option on death or termination of employment as it shall in its discretion determine. No such provision shall permit an Option to be exercised later than the expiration date of the Option determined pursuant to Section 6.4.

     9.2. No ISO shall be exercisable after the date which is three months following the Grantee's termination of employment for any reason other than death or disability, or after twelve months following the Grantee's termination of employment by reason of disability.

     9.3. The effect of death or termination of employment on Shares issuable or deliverable pursuant to any Restricted Stock Awards shall be as stated in the written instrument evidencing the Award.

     9.4. A transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of any Award. The Committee may specify in the written instrument evidencing the Award whether or not, and if at all to what extent, any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

10. Provisions Relating to Change in Control

     The Committee may provide in the written instrument evidencing an Award that in the event of a "Change in Control" of the Company (as defined by the Committee in such written instrument), the Option so evidenced shall be immediately exercisable in full and the Restricted Stock Award so evidenced shall be immediately payable in full. The Committee may also include in such written instrument additional conditions for such immediate exercisability of an Option or immediate payment in full of a Restricted Stock Award, including without limitation conditions relating to the timing and/or circumstances of the Grantee's termination of employment following the "Change in Control."

11. Writing Evidencing Awards

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, and such other matters as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement signed by the Grantee.

12. Exercise of Rights Under Awards

     12.1. A person entitled to exercise an Option may do so only by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information which the Committee has previously prescribed and of which such person has been notified.

     12.2. Such a notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased thereunder, with such payment being made in cash or Shares having a Fair Market Value on the date of exercise of the Option equal to the purchase price payable under the Option or a combination of cash and Shares, and no Shares shall be issued upon exercise of an Option until full payment has been made therefor.

     12.3. Upon exercise of an Option, or after grant of a Restricted Stock Award but before delivery of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued or delivered be in the name of the Grantee and another person as joint tenants with right of survivorship or, in the case of a Restricted Stock Award or NQSO, as tenants in common.

     12.4. Upon exercise of an Option or after grant of a Restricted Stock Award under which a Right of First Refusal has been required with respect to some or all of the Shares subject to such Option, or included in the Restricted Stock Award, the Grantee shall be required to acknowledge, in writing, his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares in respect thereof.

     12.5. All notices or requests by a Grantee provided for herein shall be delivered to the Secretary of the Company.

13. Effective Date of the Plan and Duration

     13.1. The Plan shall become effective on January 1, 1996, subject to approval within twelve months before or after that date by the shareholders of the Company at a meeting duly held in accordance with applicable law; and subject to approval within applicable time limits by any governmental body, the approval of the Plan by which body is required under applicable law. No Option shall be exercisable nor shall any Shares be deliverable under a Restricted Stock Award prior to receipt of all required approvals.

     13.2. No Awards may be granted under the Plan after December 31, 2005, although the terms of any Award may be amended at any time prior to the expiration of the Award in accordance with the Plan.

14. Date of Award

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with such determination.

15. Stockholder Status

     No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16. Postponement of Exercise

     The Committee may postpone any exercise of an Option or the delivery of any Shares pursuant to a Restricted Stock Award for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or both under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above shall or need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option or to sell or deliver Shares in violation of the Securities Act of 1933 or other applicable law. Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction applicable under any Restricted Stock Award; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Grantee of an Award, to any Successor of a Grantee or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was thereby delayed.

17. Termination, Suspension or Modification of Plan

     The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the shareholders of the Company, effect any change (other than through adjustment for changes in capitalization or corporate transactions as herein provided) which:

          (a) increases the aggregate number of Shares for which Awards may be granted and which may be the subject of Share deliveries under Section 19;

          (b) lowers the minimum Option price;

          (c) lengthens the maximum period during which an Option may be exercised;

     (d) renders any member of the Committee eligible to receive an Award while serving thereon;

          (e) changes the class of employees eligible to receive Awards;

          (f) extends the period of time during which Awards may be granted;

          (g) removes the restrictions set forth in the last sentence of this Section; or

          (h) otherwise materially increases the benefits accruing to Grantees or their Successors under the Plan.

     No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor of a Grantee under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent thereto. Adjustments for changes in capitalization or corporate transactions as provided for herein shall not, however, be deemed to adversely affect any such right. To the extent required by applicable law, no member of the Board who is an officer or employee of the Company or a Subsidiary shall vote (in his or her capacity as such a Board member) on any proposed amendment to the Plan, or on any other matter or question arising under the Plan, relating to his or her own individual interest thereunder.

18. Adjustment for Changes in Capitalization and Corporate Transactions

     Any change in the number of outstanding shares of the Company occurring through stock splits, combination of shares, recapitalization, or stock dividends after the adoption of the Plan shall be appropriately reflected by the Committee through an increase or decrease in the aggregate number of Shares then available for the grant of Awards or Share deliveries under the Plan, or to become available through the termination, surrender or lapse of Awards previously granted and in the number of Shares subject to Restricted Stock Awards then outstanding; and appropriate adjustments shall be made by the Committee in the per Share option price and/or number of Shares subject to the Option as to any outstanding Options. No fractional shares shall result from such adjustments. Similar adjustments shall be made in the event of distribution of other securities in respect of outstanding shares or in the event of a reorganization, merger, consolidation or any other change in the corporate structure or shares of the Company, if and to the extent that the Committee deems such adjustments appropriate.

19. Delivery of Shares in Lieu of Cash
    Incentive Awards or Directors Fees

     19.1. Any employee (other than an officer as defined in Rule 16a-1(f) adopted pursuant to the Securities Exchange Act of 1934 [each such officer, an "Officer"]) otherwise eligible for an Award under the Plan who is eligible to receive a cash bonus or incentive payment from the Company under any management bonus or incentive plan of the Company (any such bonus or payment, a "Cash
Payment") may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive Shares available under the Plan in lieu of all or any portion of such Cash Payment.

     The Committee may in its discretion honor an employee's application made pursuant to this Section 19.1 by delivering Shares available under the Plan to such employee equal in Fair Market Value at the delivery date to that portion of the Cash Payment for which a Share delivery is to be made in lieu of cash payment.

     19.2. Any Officer otherwise eligible for an Award under the Plan who is eligible to receive a Cash Payment may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive Shares available under the Plan in lieu of all or any portion of future Cash Payments. Any such application shall be in writing and delivered to the Secretary of the Company. Each such application shall state that it is irrevocable and shall indicate that all or a specified portion of any Cash Payment which becomes payable after a date specified in such notice is requested to be paid in Shares, such date to be at least six months from the date such application is so delivered. Any such application may be changed or terminated only by an application meeting the requirements of the preceding sentence.

     The Committee may in its discretion honor an Officer's application made pursuant to this Section 19.2 by delivering Shares available under the Plan to such Officer equal in Fair Market Value at the delivery date to that portion of the Cash Payment for which a Share delivery is to be made in lieu of cash payment.

     19.3. Any non-employee Director who is entitled to a cash payment for services rendered as a non-employee Director ("Remuneration") may elect to receive Shares available under the Plan in lieu of all or any portion of his or her Remuneration or to change or terminate any such election previously made. Any such election shall be in writing and delivered to the Secretary of the Company. Such election shall state that it is irrevocable and shall indicate the date after which Remuneration shall be paid as set forth in such election, which date shall be at least six months from the date such election is so delivered.

     Shares which are available under the Plan shall be delivered to a Director who makes an election in compliance with this Section 19.3 equal in Fair Market Value at the delivery date to that portion of the Remuneration for which a Share delivery is to be made in lieu of cash payment.

     19.4. Any Shares delivered to an employee under Section 19.1, to an Officer under Section 19.2 or to a Director under Section 19.3 shall reduce the aggregate number of Shares available for Awards or Share deliveries under the Plan.

     19.5. Delivery of Shares pursuant to this Section 19 shall not be permitted under the Plan after December 31, 2005. Delivery of Shares pursuant to this
Section 19 shall be deemed to occur on the date certificates therefor are sent by United States mail or hand delivered to the recipient.

     19.6. The Company shall issue cash in lieu of fractional Shares which would otherwise be issuable under this Section 19.

20. Non-Uniform Determination Permissible

     The Committee's determinations under the Plan including, without limitation, determinations as to the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs or Restricted Stock Awards), the terms and provisions of Awards, the written instruments evidencing such Awards, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform as among persons similarly situated and may be made selectively among otherwise eligible employees or Directors, whether or not such employees or Directors are similarly situated.

21. Taxes

     The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Awards and Share deliveries in lieu of cash payments and to sell such number of Shares as may be necessary to produce the amount so required to be withheld, unless the recipient supplies to the Company cash in the amount requested by the Company for the purpose. The person entitled to receive Shares pursuant to the Award will be given notice as far in advance as practicable to permit such cash payment to be made to the Company. The Company may, in lieu of sale of Shares, defer making delivery of Shares until indemnified to its satisfaction with respect to any such withholding tax. The Committee may adopt rules allowing the recipient of any Award payable in Shares, or any person electing to receive Shares under Section 19, to satisfy any applicable tax withholding requirements in whole or in part by delivering to the Company Shares or by instructing the Company to withhold Shares otherwise deliverable to such person as part of such Award, in either case with a Fair Market Value not in excess of the amount of the applicable withholding requirements.

22. Tenure


     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under the Plan; and the Company or Subsidiary shall retain the right to terminate his employment without regard to the effect such termination may have on any rights he may have under the Plan.
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23. Application of Proceeds

     The proceeds received by the Company from sale of its Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

24. Other Actions

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of all or any part of the business or assets of any person, firm, corporation, association or other entity.
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